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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-160525) and related Prospectus of LexingtonPark Parent Corp. for the registration of 17,240,929 shares of its common stock and to the incorporation by reference therein of our reports dated March 3, 2009, with respect to the consolidated financial statements of Cowen Group, Inc. and the effectiveness of internal control over financial reporting of Cowen Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission, as amended by Amendment No. 1 on Form 10-K/A filed on April 28, 2009.

New York, New York
September 9, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm